NORWOOD FINANCIAL CORP
HOLDS ANNUAL MEETING OF STOCKHOLDERS

FOR IMMEDIATE RELEASE – May 7, 2013

HONESDALE –
The 142nd Annual Meeting of Stockholders of Norwood Financial Corp (Nasdaq-NWFL), Parent Company of Wayne Bank was held on Tuesday, April 23rd at the Company’s headquarters in Honesdale.  At the Reorganizational meeting held subsequently, William W. Davis, Jr. was appointed Vice Chairman of the Company and Bank.
Business conducted at the Annual Meeting included remarks by Chairman of the Board John E. Marshall, who chaired the meeting, the re-election of company directors Dr. Andrew A. Forte and Ralph A. Matergia, the ratification of S.R. Snodgrass, A.C., as the Company’s independent auditors for 2013, and reports to stockholders from President and Chief Executive Officer Lewis J. Critelli and Executive Vice President and Chief Financial Officer William Lance.
Chairman Marshall welcomed stockholders and introduced the Directors and Executive Officers seated at the head table.  He then turned the meeting over to Mr. Critelli, who conducted the formal business portion of the meeting.
Mr. Lance provided stockholders with a detailed report of the Company’s financial results for 2012.  Among the highlights of the Company’s performance in 2012 cited by Mr. Lance was an increase in total assets to $672 million as of December 31, 2012, a record level of net income which totaled $8.4 million, and a twenty-first consecutive year for an increase in cash dividends.  Mr. Lance also cited key ratios such as a net interest margin of 4.10%, a return on assets of 1.23% and an efficiency ratio of 51.5% as major determinants of the Company’s success in 2012.
Mr. Critelli’s address included the results for the first quarter of 2013 and a summary of plans for the remainder of the year.  Mr. Critelli noted first quarter earnings of $2,308,000 and earnings per share (diluted) were $.63 compared to the $.61 per share in the first quarter of 2012.  Total assets were $681 million as of March 31, 2013, with total loans outstanding of $479 million, deposits of $536 million and stockholders’ equity at $93 million.  Mr. Critelli commented on the current economic condition and the banking regulatory environment.  Mr. Critelli updated stockholders on the Bank’s technology initiatives and reviewed the benefits realized from the Company’s acquisition of North Penn Bancorp which closed in 2011.  He also reported on the 10% stock dividend that was declared during the first quarter and the stock price appreciation over a lengthy period.
At the Bank’s annual reorganization meeting, the following officers were appointed for the ensuing year.

John E. Marshall	Chairman of the Board

William W. Davis, Jr.	Vice Chairman of the Board

Lewis J. Critelli	President & Chief Executive Officer

William S. Lance	Executive Vice President, Chief Financial Officer and Secretary

Kenneth C. Doolittle	Executive Vice President, Retail Administration

John F. Carmody	Senior Vice President, Senior Loan Officer/Corporate Bank

Robert J. Mancuso	Senior Vice President & Chief Information Officer

John H. Sanders	Senior Vice President-Retail Bank Manager

Thomas Byrne	Senior Vice President

Christe Casciano	Senior Vice President

William J. Henigan, Jr.	Senior Vice President

Brian Mahlstedt	Senior Vice President

Diane Wylam	Senior Vice President & Senior Trust Officer

Robert J. Behrens	Vice President

Ryan French	Vice President

Joann Fuller	Vice President

Karen Gasper	Vice President

Carolyn K. Gwozdziewycz	Vice President and Community Office Manager

Nancy A. Hart	Vice President, Controller and Assistant Secretary

William R. Kerstetter	Vice President

Kelley J. Lalley	Vice President, Assistant Secretary

Linda Moran	Vice President

Mary Alice Petzinger	Vice President & Community Office Manager

Mark W. Ranzan	Vice President

Barbara A. Ridd	Vice President and Assistant Secretary

Richard Rossi	Vice President

Richard Siarniak	Vice President

Eli Tomlinson	Vice President

Douglas Atherton	Assistant Vice President

Marianne Glamann	Assistant Vice President & Community Office Manager

Kara Talcott	Assistant Vice President & Internal Auditor

Jeanne Corey	Community Office Manager

Wendy L. Davis	Community Office Manager

Jill Hessling	Community Office Manager

Vonnie Lewis	Community Office Manager

Teresa Melucci	Community Office Manager

Sandra Mruczkewycz	Community Office Manager

Rossie Demorizi-Ortiz	Community Office Manager

Laurie J. Bishop	Assistant Community Office Manager

Nancy Mead	Assistant Community Office Manager

Diane L. Richter	Assistant Community Office Manager

Jessica Santiago	Assistant Community Office Manager

Toni Stenger	Assistant Community Office Manager

Beverly Wallace	Assistant Community Office Manager

Angelo Ambrosecchia	Mortgage Originator

Maurice Dennis	Commercial Loan Documentation Manager

Thomas Kowalski	Resource Recovery Manager

Julie Kuen	Electronic Banking Officer

Linda Meskey	Credit Analyst

Maureen Kelly	Trust Officer

Sarah Rapp	Human Resources Officer

Frank Sislo	Consumer Loan Manager

Doreen A. Swingle	Residential Mortgage Lending Officer

Norwood Financial Corp, through its subsidiary Wayne Bank, operates sixteen offices in Wayne, Pike, Monroe and Lackawanna Counties.  The Company’s stock is traded on the Nasdaq Market, under the symbol, “NWFL”.
The Private Securities Litigation Reform Act of 1995 contains safe harbor provisions regarding forward-looking statements.  When used in this discussion, the words “believes”, “anticipates”, “contemplates”, “expects”, and similar expressions are intended to identify forward-looking statements.  Such statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected.  Those risks and uncertainties include changes in federal and state laws, changes in interest rates, risks associated with the acquisition of North Penn Bancorp, the ability to control costs and expenses, demand for real estate and general economic conditions.  The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:  William S. Lance
                Executive Vice President & Chief Financial Officer
  NORWOOD FINANCIAL CORP
  570-253-8505
  www.waynebank.com